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                                  EXHIBIT 21.1

                    SUBSIDIARIES OF ICG COMMUNICATIONS, INC.

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                                                 STATE OF      DOING BUSINESS
            NAME OF SUBSIDIARY                INCORPORATION          AS
            ------------------               ---------------- -----------------
Bay Area Teleport, Inc.                      Delaware                --
Communications Buying Group, Inc.            Ohio                    --
Conticomm, Inc.                              Colorado                --
Fiber Optic Technologies of the Northwest,
 Inc. (formerly known as Fiber Optic
 Technologies of Oregon, Inc.)               Oregon                  --
ICG Fiber Optic Technologies, Inc.           Colorado                --
ICG Access Services-Southeast, Inc.
 (formerly known as PrivaCom, Inc.)          Delaware                --
ICG Enhanced Services, Inc.                  Colorado                --
ICG Funding, LLC                             Delaware                --
ICG Holdings, Inc. (formerly known as
 IntelCom Group (U.S.A.), Inc.)              Colorado                --
ICG Holdings-Canada, Inc. (formerly known
 as IntelCom Group Inc.)                     Federal Canadian        --
ICG Investments, Inc.                        Colorado                --
ICG Ohio LINX, Inc.                          Ohio                    --
ICG Satellite Services, Inc. (formerly
 known as Commden Ltd. and as ICG Wireless
 Services, Inc.)                             Colorado                --
ICG Southwest Holdings, Inc.                 Colorado                --
ICG SWL, Inc.                                Colorado                --
ICG SWP, Inc.                                Colorado                --
ICG Telecom Canada, Inc.                     Federal Canadian        --
ICG Telecom Group, Inc. (formerly known as
 ICG Access Services, Inc.)                  Colorado                --
ICG Telecom of San Diego, L.P.               California              --
ICG Telecom Services, Inc.                   Colorado                --
MarineSat Communications Network, Inc.
 (formerly known as Maritime Cellular Tele-
 Network, Inc.)                              Delaware                --
Maritime Telecommunications Network, Inc.    Colorado                --
Nova-Net Communications, Inc.                Colorado                --
PTI Harbor Bay, Inc.                         Washington              --
TDIJV, Inc.                                  Colorado                --
Teleport Denver Ltd.                         Colorado                --
TransAmerican Cable, Inc.                    Kentucky         MidAmerican Cable
UpSouth Corporation                          Georgia                 --
Zycom Corporation                            Alberta, Canada         --
Zycom Corporation                            Texas                   --
Zycom Network Services, Inc.                 Texas                   --
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